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                                                                      EXHIBIT 21



                             NABORS INDUSTRIES LTD.
                            SIGNIFICANT SUBSIDIARIES
                             AS OF DECEMBER 31, 2002


          Subsidiary                                               Jurisdiction
          ----------                                               ------------
          Nabors Alaska Drilling, Inc.                             Alaska
          Nabors Corporate Services, Inc.                          Delaware
          Nabors Drilling Canada ULC                               Nova Scotia
          Nabors Drilling International Limited                    Bermuda
          Nabors Drilling USA, LP                                  Delaware
          Nabors Exchangeco (Canada) Inc.                          Canada
          Nabors Holding Company                                   Delaware
          Nabors Industries, Inc.                                  Delaware
          Nabors International Finance Inc.                        Delaware
          Nabors International Holdings Ltd.                       Bermuda
          Nabors International, Inc.                               Delaware
          Nabors Management Ltd.                                   Bermuda
          Nabors Maritime Holdings Inc.                            Delaware
          3064297 Nova Scotia Company                              Nova Scotia
          Oak Leaf Investments, Inc.                               Delaware
          Pool Company                                             Delaware
          Pool Well Services Co.                                   Delaware
          Serendipity Investments, Ltd.                            Delaware
          Sundowner Offshore International (Bermuda) Limited       Bermuda
          Yellow Deer Investments Corp.                            Nevada